EXHIBIT 10.3

UNITED STATES DISTRICT COURT
DISTRICT OF OREGON

UNITED STATES OF AMERICA	: No. CR 06-398 UNDER SEAL
:
v.	: INFORMATION
:
: 15 U.S.C. § 78dd-3 [FCPA]
: 15 U.S.C. § 78m(B)(5) [FCPA-Accounting]
SSI INTERNATIONAL	: 18 U.S.C. § 371 [Conspiracy]
FAR EAST, LTD.	: 18 U.S.C. § 1343 [Wire Fraud]
: 18 U.S.C. § 2 [Aiding and Abetting]

The defendant having waived in open court prosecution by indictment, the United States Attorney charges:

COUNT ONE

A. Introduction

At all times relevant to this Information:

1. The Foreign Corrupt Practices Act of 1977 (hereinafter, the “FCPA”), as amended, 15 U.S.C. §§ 78dd-1, et seq., prohibited certain classes of persons and entities from making payments to foreign government officials to obtain or retain business. Title 15, United States Code, Section 78dd-3, specifically prohibited any person other than an issuer or domestic concern, while in the territory of the United States, from corruptly making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, promise, authorization, or payment of money or anything of value to a foreign official for the purpose of obtaining or retaining business for, or directing business to, any person or securing any improper advantage.

Schnitzer Steel Industries, Inc.

2. Schnitzer Steel Industries, Inc. (hereinafter, “Schnitzer Steel”), headquartered in Portland, Oregon, was a publicly-traded company organized under the laws of Oregon with offices in Oregon, California and Washington. Schnitzer Steel was engaged in the vertically-integrated businesses of metals recycling, automobile parts, and steel manufacturing.

3. Schnitzer Steel maintained a class of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (15 U.S.C. § 78l) and was required to file reports with the United States Securities and Exchange Commission under Section 13 of the Securities Exchange Act (15 U.S.C. § 78m). Accordingly, Schnitzer Steel was an issuer as that term is defined in the FCPA (15 U.S.C. § 78dd-1, et seq.).

SSI International Far East, Ltd.

4. From in or about 1995 to the present, the defendant, SSI International Far East, Ltd. (hereinafter, “SSI KOREA”), was a wholly-owned subsidiary of Schnitzer Steel, organized under the laws of the Republic of Korea (hereinafter, “South Korea”). Defendant SSI KOREA assisted in the sale of ferrous recycled metal (hereinafter, “scrap metal”) by Schnitzer to customers in South Korea and in the People’s Republic of China (hereinafter, “China”) and acted as a broker for the sale of scrap metal by Japanese suppliers to steel producers in South Korea. Defendant SSI KOREA maintained its principal office in Seoul, South Korea. It was managed by SSI International, Inc., a wholly-owned subsidiary of Schnitzer Steel in Tacoma, Washington. Defendant SSI KOREA was a “person other than an issuer or a domestic concern” within the meaning of the FCPA, 15 U.S.C. § 78dd-3.

5. Defendant SSI KOREA acted as Schnitzer Steel’s agent in South Korea and China, maintaining the business relationships with all of Schnitzer Steel’s scrap metal customers in those countries. SSI KOREA also transmitted requests to the United States for approval and wire transfer of funds for payment to managers of Schnitzer Steel’s customers in South Korea and China in connection with sales of scrap metal to those customers. Accordingly, defendant SSI KOREA acted within the territorial jurisdiction of the United States.

6. The defendant SSI KOREA, on behalf of its parent, Schnitzer Steel, engaged in long-standing business transactions with steel producers in Asia, some of which were wholly or partially owned by the Government of China. These government-owned steel production companies were “instrumentalities” of a foreign government and their officers and employees were “foreign officials,” within the meaning of the FCPA, 15 U.S.C. § 78dd-3(f)(2)(A).

B. The Co-Conspirators

7. An employee of SSI International, Inc., a wholly-owned subsidiary of Schnitzer Steel, who is a resident of Tacoma, Washington, and was acting as an agent of the defendant SSI KOREA (hereinafter, “Officer A”), who is named as a co-conspirator but not as a defendant herein, was employed by SSI International, Inc. from in or around 1995 through 2005. From in or around March 2000 to in or around May 2004, Officer A was a senior officer of SSI International, Inc. and was responsible for Schnitzer Steel’s Asian scrap metal sales. Officer A’s duties included, among other things, negotiating sales of scrap metal with steel production companies in Asia on behalf of Schnitzer Steel; handling invoices from SSI KOREA for payment in connection with sales to Schnitzer Steel’s customers in Asia; and forwarding to Schnitzer Steel’s offices in Portland, Oregon, for processing and authorization wire transfer requests for payment to managers of Schnitzer Steel’s scrap metal customers in China and South Korea. Officer A’s job responsibilities also included frequent travel to China and South Korea in connection with managing Schnitzer Steel’s scrap metal sales and finalizing sales contracts with customers there.

8. Another Schnitzer Steel employee (hereinafter, “Officer B”), a resident of Portland, Oregon, who is named as a co-conspirator but not as a defendant herein, was employed as a senior executive officer of Schnitzer Steel, based in Portland, Oregon, from at least 1990 to 2005. Officer B’s responsibilities included, among other things, setting policy for the sale of scrap metal to Asian customers, approving all such sales, authorizing wire transfer requests for payment to managers of customers of Schnitzer Steel and directly supervising the work of Officer A.

C. The Conspiracy and its Objects

9. From in or about 1995 through in or about August 2004, in the District of Oregon and elsewhere, defendant SSI KOREA did unlawfully, willfully and knowingly conspire and agree with Officer A, Officer B and other persons, known and unknown, to commit the following offenses against the United States:

Object No. 1 - Foreign Corrupt Practices Act

To violate the Foreign Corrupt Practices Act by the use of the mails and of means and instrumentalities of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, and authorization of the payment of any money, and anything of value to foreign officials for purposes of: (I) influencing acts and decisions of such foreign officials in their official capacities; (II) inducing such foreign officials to do and omit to do acts in violation of the lawful duty of such officials; (III) securing an improper advantage; and (IV) inducing such foreign officials to use their influence with foreign governments and instrumentalities thereof to affect and influence acts and decisions of such governments and instrumentalities in order to assist defendant SSI KOREA in obtaining and retaining business for and with, and directing business to, SSI KOREA and Schnitzer Steel, contrary to Title 15, United States Code, § 78dd-3(a);

Object No. 2 - Wire Fraud

To transmit and cause to be transmitted in interstate commerce by means of wire communications certain signs, signals and sounds, having devised and intending to devise a scheme and artifice to defraud, and for obtaining money and property by means of materially false and fraudulent pretenses, representations and promises, contrary to Title 18, United States Code, § 1343; and

Object No. 3 - FCPA False Books and Records

To further violate the Foreign Corrupt Practices Act by knowingly falsifying the books, records, and accounts which were required, in reasonable detail, to accurately and fairly reflect the transactions and dispositions of the assets of Schnitzer Steel, an issuer within the meaning of the FCPA, contrary to Title 15, United States Code, §§ 78m(b)(2)(A), 78m(b)(5) and 78ff(a).

D. Purpose of the Conspiracy

10. The primary purpose of the conspiracy was to make

cash payments to officers and employees of foreign-owned steel production companies, both government-owned and private, in order to induce employees of those companies to do business with, and provide preferential terms to, defendant SSI KOREA and Schnitzer Steel.

E. Manner and Means of the Conspiracy

11. The manner and means by which defendant SSI KOREA and its co-conspirators accomplished the objects of the conspiracy, included, but were not limited to, the following:

a. It was part of the conspiracy that from at least as early as 1995 through in or about August 2004, SSI KOREA conspired with Schnitzer Steel, through Officer A, Officer B and other persons, known and unknown to the United States Attorney, to authorize and make payments, principally in cash, to officers and/or employees (hereinafter collectively referred to as “managers”) of government-owned and private steel production companies in China and South Korea to induce those companies to purchase scrap metal from Schnitzer Steel at advantageous prices.

b. It was a further part of the conspiracy that from at least as early as 1999 through in or about August 2004, Schnitzer Steel, through Officer A, Officer B and other persons, known and unknown to the United States Attorney, made the payments to the managers of Schnitzer Steel’s scrap metal customers in each instance as follows: Schnitzer Steel routinely received invoices from defendant SSI Korea for payment to such managers which were associated with scrap metal shipments to customers of Schnitzer Steel. Officer A and others subsequently executed wire transfer requests specifying the bank account into which the payments would be made and identifying the type of payments to be made, and forwarded the wire transfer requests for payment to Schnitzer Steel’s offices in Portland, Oregon for processing. One or more of Schnitzer Steel’s senior executives then approved the requests and authorized the payments. During this time period, Officer B approved and authorized at least forty requests for payments to managers of Schnitzer Steel’s customers in China and South Korea.

c. It was a further part of the conspiracy that, to facilitate the transfer of payments from Schnitzer Steel to managers of its scrap metal customers in China and South Korea, certain employees of defendant SSI KOREA, which was previously known as MMI International Far East, Ltd., opened a series of bank accounts in South Korea which were not reflected in the books and records of Schnitzer Steel or SSI KOREA. These off-the-books accounts, which were maintained from in or about 1995 through in or about 2004, were opened in the names of relatives of certain employees of SSI KOREA.

d. It was a further part of the conspiracy that Schnitzer Steel, through Officer A, Officer B and others, wire transferred and authorized the wire transfer of funds from its bank account in Portland, Oregon to the off-the-books bank accounts affiliated with employees of defendant SSI KOREA. Following the wire transfer of funds into the off-the-books accounts, employees of SSI KOREA withdrew pre-approved sums of cash and/or obtained bank checks, which were then given to the managers of Schnitzer Steel’s scrap metal customers in China and South Korea.

e. It was a further part of the conspiracy that Officer A traveled to South Korea and made direct cash payments and/or instructed employees of defendant SSI KOREA to make direct cash payments on behalf of Schnitzer Steel to managers of its scrap metal customers in China and South Korea.

f. It was a further part of the conspiracy that the following types of payments, among others, were made to managers of government-owned and private steel production companies:

Commission Payments

(i) From at least as early as 1999 through in or about August 2004, Schnitzer Steel made cash payments in connection with nearly every sale of scrap metal from the United States to managers of its customers in China and South Korea, which payments were reflected on Schnitzer Steel’s books and records as “commissions.” The commissions, which were included in the purchase price of the scrap metal, were paid in cash directly to a manager of a private or government-owned customer. As set forth in Paragraphs 11(b) and (c), Schnitzer Steel effectuated the payment of the illegal commissions by approving wire transfer requests and wire transferring funds to off-the-books bank accounts affiliated with employees of defendant SSI KOREA.

(ii) Between in or about September 1999 and in or about September 2001, defendant SSI KOREA, acting as a broker as described in Paragraph 4, above, paid at least 135 commission payments on behalf of Japanese scrap metal suppliers to managers of steel production companies in China and South Korea. Of these commission payments, at least approximately $3,823.35 were paid to managers of government “instrumentalities,” as defined in Paragraph 6, above.

(iii) The standard commission payments to managers of foreign-owned steel production companies were $.15 per ton for scrap metal sold to companies in China, and $.25 per ton for scrap metal sold to companies in South Korea. Between in or about September 1999 and August 2004, employees and agents of defendant SSI KOREA paid approximately $774,600 in total commission payments to managers of steel production companies in China and South Korea. At least approximately $104,300 of the total commission payments were paid directly to managers of government “instrumentalities,” as defined in Paragraph 6, above.

Refunds

(iv) In addition to the commission payments described above, from in or about September 2001 to August 2004, Schnitzer Steel made separate cash payments in connection with its sales of scrap metal to managers of its government-owned and private customers in China and South Korea, which payments were reflected on Schnitzer Steel’s books and records as “refunds” or “rebates” to the customers (hereinafter, “refunds”). As with commission payments, Schnitzer Steel paid refunds by inflating the price of a scrap metal contract, causing the customer to overpay Schnitzer Steel for the scrap metal purchase, and ultimately passing on the inflated amount as cash to the manager of the customer. As set forth in Paragraphs 11(b) and (c), and starting in or around September 2001, Schnitzer Steel paid the refunds by wire transferring and approving the wire transfer of funds to off-the-books bank accounts affiliated with employees of defendant SSI KOREA.

(v) Between in or about May 2002 and in or about September 2002, defendant SSI KOREA, acting as a broker as described in Paragraph 4, above, made refund payments on behalf of Japanese scrap metal suppliers to managers of steel production companies in South Korea.

(vi) The standard refund varied from $.025 per ton to $1.00 per ton for scrap metal sold to scrap metal customers in China and South Korea. Between in or about May 2001 and August

2004, approximately $889,400 in total refund payments were made to managers of Schnitzer Steel’s scrap metal customers in Asia. At least approximately $57,200 of the total refund payments were paid directly to managers of government “instrumentalities,” as defined in Paragraph 6, above.

Gratuities

(vii) From at least as early as in or about October 1999 through in or about May 2003, Schnitzer Steel made additional cash payments in the form of gratuities to managers of its scrap metal customers, which payments were reflected on Schnitzer Steel’s books and records as “gratuities,” “other marine expenses,” “commissions,” “customer relations,” and/or “bonuses” (hereinafter, “gratuities”). To fund the gratuities, Schnitzer Steel issued corporate checks to Schnitzer Steel employees, including Officer A, who cashed the checks and delivered the gratuities, in the form of cash, to managers of the Chinese and South Korean customers, at or around the time that a cargo of scrap metal was loaded for shipment in the United States. During this time period, a total of approximately $45,200 was paid in gratuities, of which at least approximately $39,200 were directly paid to managers of government “instrumentalities,” as defined in Paragraph 6, above.

Gifts and Entertainment Expenditures

(viii) From in or about September 1999 through in or

about December 2004, employees of Schnitzer Steel and defendant SSI KOREA spent approximately $138,000 in gift and entertainment expenses for managers of Schnitzer Steel’s customers in China and South Korea. The gifts and entertainment expenditures included, among other things, jewelry, gift certificates, perfume, and the use of SSI KOREA’s golf club membership and condominium time-share. At least approximately $4,100 of these expenditures were paid directly to managers of government “instrumentalities,” as defined in Paragraph 6, above.

g. It was a further part of the conspiracy that Schnitzer Steel and defendant SSI KOREA failed to account properly for the commissions, refunds and gratuity payments to managers of government-owned and private steel production companies in China and South Korea and failed to describe accurately the transactions in Schnitzer Steel’s books and records. Instead, SSI KOREA conspired with Schnitzer Steel to improperly characterize the payments on the books and records of Schnitzer Steel as legitimate payments for, among other things, “commissions,” “sales commissions,” “commissions to the customer,” “refunds,” “rebates,” “refunds to customer,” “rebates to customer,” “quality claims,” “discounts,” “credits,” “freight savings,” “gratuities,” “other marine expenses,” “customer relations,” and “bonuses.”

h. It was a further part of the conspiracy that in or

about August 2004, an employee of the defendant SSI KOREA directed a member of the SSI KOREA staff to destroy records pertaining to the off-the-books bank accounts described in Paragraphs 13 and 14, which the staff member did. Thereafter the SSI KOREA employee informed Officer A that those documents had been destroyed.

i. It was a further part of the conspiracy that between in or about September 1999 and August 2004, Schnitzer Steel realized profits of approximately $55 million on scrap metal it sold to customers in China and South Korea, upon which commissions, refunds and/or gratuities were paid. Of those sales, approximately $6,259,104 in profits resulted from transactions involving government-owned customers. During that time period, Schnitzer Steel realized additional profits of approximately $420,500 on scrap metal sales by Japanese suppliers for which defendant SSI KOREA received a brokerage commission. Of those sales, approximately $20,000 in profits resulted from transactions involving government-owned scrap metal customers.

Overt Acts

   12. In order to further the objects and purpose of this conspiracy, defendant SSI KOREA and its co-conspirators, known and unknown to the United States Attorney, did commit and cause to be committed the following overt acts, among others, in the District of Oregon and elsewhere:

a. On or about the dates set forth below, the following payments, among others, were made via wire transfer from Portland, Oregon, to the off-the-books bank accounts in South Korea affiliated with employees of defendant SSI KOREA, which payments were passed on in cash to managers of Schnitzer Steel’s government-owned scrap metal customers in China and South Korea:

	Approximate Date of Wire Transfer	Description of Payment, As Reflected in the Records of Schnitzer Steel	Approximate Amount of Payment (U.S. dollars)	SSI Cargo Number
(1)	June 1, 2001	Commission	$3,378.50	S2206-T
(2)	June 1, 2001	Commission	$5,750.00	S2200-O
(3)	August 22, 2001	Commission	$5,371.23	S2211-T
(4)	September 10, 2001	Commission	$5,371.23	S2211-T
(5)	September 10, 2001	Commission	$3,921.83	S2207-T
(6)	October 12, 2001	Commission	$6,049.47	S2215-P
(7)	October 12, 2001	Refund	$6,049.47	S2215-P
(8)	October 31, 2001	Commission	$4,004.64	S2219-P
(9)	October 31, 2001	Commission	$4,084.68	S2218-T
(10)	November 21, 2001	Commission	$4,083.20	S2214-T
(11)	December 13, 2001	Commission	$4,185.48	S2226-T
(12)	December 21, 2001	Commission	$4,206.43	S2224-O
(13)	February 6, 2002	Commission	$3,811.69	S2225-O
(14)	March 1, 2002	Commission	$3,960.25	S2231-O

Approximate Date of Wire Transfer	Description of Payment, As Reflected in the Records of Schnitzer Steel	Approximate Amount of Payment (U.S. dollars)	SSI Cargo Number
(15)	March 1, 2002	Commission	$3,736.86	S2230-T
(16)	April 3, 2002	Commission	$3,741.20	S2232-T
(17)	May 22, 2002	Commission	$3,716.21	S2238-P
(18)	June 14, 2002	Commission	$3,666.82	S2242-T
(19)	July 10, 2002	Refund	$7,432.41	S2238-P
(20)	July 16, 2002	Commission	$3,958.06	S2245-T
(21)	September 20, 2002	Commission	$6,874.92	S2249-P
(22)	September 20, 2002	Refund	$6,874.92	S2249-P
(23)	March 14, 2003	Commission	$5,894.50	S2270-O
(24)	February 10, 2004	Commission	$3,816.25	S2302-O
(25)	February 10, 2004	Refund	$6,360.43	S2302-O
(26)	March 2, 2004	Commission	$4,650.28	S2314-P
(27)	March 16, 2004	Refund	$15,500.95	S2314-P

b. On or about the dates set forth below, the following payments, among others, were made via wire transfer from Portland, Oregon to the off-the-books bank accounts in South Korea affiliated with employees of defendant SSI KOREA, which payments were passed on to managers of privately-owned scrap metal customers in China and South Korea:

	Approximate Date of Wire Transfer	Description of Payment, As Reflected in the Records of Schnitzer Steel	Approximate Amount of Payment (U.S. dollars)	SSI Cargo Number
(1)	June 4, 2002	Commission	$7,610.02	S2236-O
(2)	June 4, 2002	Refund	$30,440.07	S2236-O
(3)	July 9, 2002	Refund	$4,566.10	S2236-O
(4)	January 16, 2003	Refund	$32,618.32	S2264-O
(5)	February 25, 2003	Commission	$8,154.58	S2264-O
(6)	March 4, 2003	Refund	$15,500.00	S2271-P
(7)	March 19, 2003	Commission	$7,750.00	S2271-P
(8)	April 23, 2003	Refund	$13,786.28	S2272-O
(9)	April 24, 2003	Commission	$6,893.14	S2272-O
(10)	September 9, 2003	Refund	$7,699.79	S2292-O
(11)	September 10, 2003	Commission	$7,699.79	S2292-O
(12)	November 3, 2003	Refund	$7,699.79	S2292-O
(13)	December 11, 2003	Refund	$7,703.57	S2301-O
(14)	January 29, 2004	Commission	$7,703.60	S2301-O
(15)	March 3, 2004	Commission	$4,433.64	S2309-O
(16)	March 3, 2004	Refund	$7,389.41	S2309-O
(17)	June 10, 2004	Commission	$8,249.26	S2320-O
(18)	June 10, 2004	Refund	$13,500.00	S2320-O
(19)	June 17, 2004	Refund	$19,500.00	S2320-O
(20)	July 1, 2004	Refund	$11,253.69	S2322-O
(21)	July 2, 2004	Refund	$4,489.31	S2322-O
(22)	July 2, 2004	Refund	$8,246.31	S2320-O
(23)	July 6, 2004	Refund	$23,614.50	S2322-O

Approximate Date of Wire Transfer	Description of Payment, As Reflected in the Records of Schnitzer Steel	Approximate Amount of Payment (U.S. dollars)	SSI Cargo Number
(24)	July 29, 2004	Commission	$7,871.50	S2322-O

c. On or about the dates set forth below, the following additional payments, among others, were made by issuing corporate checks to Officer A in the United States, which checks were then cashed and the proceeds hand-delivered in the United States to managers of Schnitzer Steel’s government-owned scrap metal customers:

	Approximate Date of Check	Description of Payment, As Reflected in the Records of Schnitzer Steel	Approximate Amount of Check (U.S. Dollars)	SSI Cargo Number
(1)	June 27, 2001	Gratuity to Customer Representative	$2,500.00	S2199-O
(2)	August 10, 2001	Cash Bonus	$1,000.00	S2207-T
(3)	September 10, 2001	Gratuity Commission to Customer	$1,000.00	S2206-T
(4)	September 10, 2001	Gratuity Commission to Customer	$1,000.00	S2212-O
(5)	January 10, 2002	Gratuity to Customer Representative	$2,500.00	S2224-O

Approximate Date of Check	Description of Payment, As Reflected in the Records of Schnitzer Steel	Approximate Amount of Check (U.S. Dollars)	SSI Cargo Number
(6)	April 3, 2002	Gratuity to Customer Representative	$2,500.00	S2230-T
(7)	April 3, 2002	Gratuity to Customer Representative	$2,500.00	S2231-O
(8)	July 12, 2002	Gratuity to Customer Representative	$2,500.00	S2242-T

d. On or about February 3, 2003, Officer A sent an e-mail to Officer B and others, describing, in substance and in part, Schnitzer Steel’s practice of paying “kick backs” to representatives of government-owned scrap metal customers, and stating:

Commission revenue: We think $.50/MT to SSI Korea who will cover the SSI-China expenses including regular kick back $0.15/MT. We think total about 800,000 M/T to China in 2003, so commission pay is $400,000/yr. We just wire to SSI-Korea for the net money need for China operation (SSI-China expense + Kick back) and keep the balance in SSI-Portland as credit to SSI-Korea without paying the whole commission money. This will be additional saving for SSI from this new operation. We are currently paying total $0.90/MT ($.50/MT to CCM and $0.25/MT to SSI-Korea, and $0.15/MT regular kick back to Chinese customers)....

e. On or about September 18, 2003, Officer A sent an e-mail to Officer B and others, which referenced, in substance and in part, an agreement between Schnitzer Steel and Baosteel, a government-owned scrap metal customer in China, for a “quarter dollar refund for [the customer] after shipment,” and stated that “[the customer] and SSI agreed to keep this business confidential.”

f. On or about September 28, 2003, Officer A sent an e-mail to Officer B and others, which stated, in substance and in part, that a representative of a privately-owned scrap metal customer in Asia “will make the contract to include his share $.025/MT at $190.75/MT,” and that the representative would likely give “his favor and priority to [Schnitzer Steel].”

g. On or about November 20, 2003, Officer A sent an e-mail to Officer B and others referencing new business with Baosteel, a government-owned scrap metal customer in China, and stating, in substance and in part, “[The company] will make the contract to include $0.50/MT more for refund to them after shipment, so[] the price will be $229.50/MT on the contract and to the market later,” and directing one of the e-mail recipients to “[p]lease keep it confidential[,] insiders only and assign the job No. for this new contract.”

h. In or about August 2004, an employee of defendant SSI KOREA discussed with Officer A the destruction of records pertaining to the off-the-book bank accounts of defendant SSI KOREA.

All in violation of Title 18, United States Code, Section 371.

COUNT TWO
(Foreign Corrupt Practices Act)

13. Paragraphs 1 through 8 and 10 through 11 of Count One are realleged and incorporated as if fully set forth herein.

14. From in or about 1995 through in or about August 2004, in the District of Oregon and elsewhere, defendant SSI KOREA, a person other than an issuer subject to 15 U.S.C. § 78dd-1 or a domestic concern, while in the territory of the United States, used means and instrumentalities of interstate commerce, corruptly in furtherance of an offer, payment, promise to pay and authorization of the payment of money to foreign officials for purposes of influencing the acts and decisions of such foreign officials in their official capacity, inducing said foreign officials to do acts in violation of their lawful duty, securing an improper advantage; and inducing such foreign officials to use influence with a foreign government and instrumentality thereof to affect or influence an act and decision of such government and instrumentality; to wit, following the processing and authorization of payments by Schnitzer Steel, SSI KOREA caused payments to be made from a bank account originating in Portland, Oregon, through a transfer of funds to off-the-books bank accounts in South Korea, to officials of steel production companies owned by the Government of China, in order to secure and maintain agreements to purchase scrap metal from Schnitzer Steel, and to secure an improper advantage for Schnitzer Steel and SSI KOREA by positioning the companies to obtain future business in Asia.

All in violation of Title 15, United States Code, Section 78dd-3(a).

COUNT THREE
(Wire Fraud)

15. Paragraphs 1 through 8 and 10 through 11 of Count One are realleged and incorporated as if fully set forth herein.

16. From at least as early as in or about 1995 through in or about August 2004, in the District of Oregon and elsewhere, defendant SSI KOREA devised, caused to be devised and intended to devise a scheme and artifice to obtain property by means of materially false and fraudulent pretenses, representations and promises, which scheme and artifice was in substance as set forth in Paragraphs One through 8 and 10 through 11 of Count One of this Information, the allegations contained therein being realleged as if set forth herein at length.

17. As described in Count One, Schnitzer Steel, through Officer A and others, and at the request of defendant SSI KOREA, wire transferred funds from Schnitzer Steel’s bank account in Portland, Oregon to off-the-books bank accounts in South Korea affiliated with employees of defendant SSI KOREA. The wire transferred funds were then paid to managers of government-owned and private steel production companies in China and South Korea in the form of illegal commission payments and refunds, among other payments. To disguise the illegal nature of the payments, Schnitzer Steel, through Officer A and others, included the commissions and refunds in the purchase price of the scrap metal, causing its scrap metal customers in China and South Korea to overpay Schnitzer Steel for their scrap metal purchases. The amounts overpaid were then passed on as cash, via the above-described wire transfers, to the managers of Schnitzer Steel’s customers in China and South Korea.

18. In total, approximately $1,828,587 in wire transfers were made from Schnitzer Steel’s bank account in Portland, Oregon to off-the-books bank accounts in South Korea affiliated with employees of defendant SSI KOREA, which ultimately were passed on to managers of Schnitzer Steel’s government and privately owned scrap metal customers in China and South Korea. Of that amount, approximately $165,338 was paid to managers of Schnitzer Steel’s government-owned customers in China.

19. On or about March 16, 2004, for the purpose of executing said scheme and artifice, and attempting to do so, in the District of Oregon and elsewhere, defendant SSI KOREA knowingly and willfully transmitted and caused to be transmitted in interstate and foreign commerce by means of wire communications certain writings, signs, signals and sounds; to wit, a wire transfer in the amount of $15,500.95, which was deposited in an off-the-books bank account affiliated with employees of SSI KOREA, and ultimately paid to representatives of Baosteel, a government-owned steel production company in China.

All in violation of Title 18, United States Code, Sections 1343, 1346 and 2.

COUNT FOUR
(Books and Records Violation)

20. Paragraphs 1 through 8 and 10 through 11 of Count One are realleged and incorporated as if fully set forth herein.

21. The FCPA required issuers not only to refrain from making corrupt payments to foreign government officials, but also to implement policies and practices that reduce the risk that employees and agents will engage in bribery. Specifically, Section 102 of the FCPA, 15 U.S.C. § 78m(b)(2)(A) (amending Section 13 of the Securities and Exchange Act of 1934), required certain corporations to make and keep books, records and accounts which accurately and fairly reflect transactions and the distribution of the company’s assets. Section 102 further prohibited the knowing falsification of any books, record or account.

22. Schnitzer Steel, by virtue of its status as an issuer within the meaning of the FCPA and the Securities and Exchange Act of 1934, was required to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflected the transactions and disposition of assets of Schnitzer Steel.

23. As set forth in Paragraph 11(g) of Count One, from in or about 1995 through in or about August 2004, Schnitzer Steel and defendant SSI KOREA failed to account properly for the commissions, refunds and gratuity payments to managers of government-owned and private scrap metal customers in China and South Korea and failed to describe accurately the transactions in its books and records. Instead, the payments were excluded from SSI KOREA’s books and records and improperly characterized on Schnitzer Steel’s books and records as legitimate payments for, among other things, “commissions,” “sales commissions,” “commissions to the customer,” “refunds,” “rebates,” “refunds to customer,” “rebates to customer,” “quality claims,” “discounts,” “credits,” “freight savings,” “gratuities,” “other marine expenses,” “customer relations,” and “bonuses.”

24. In or about March 2003, in the District of Oregon and elsewhere, defendant SSI KOREA knowingly and willfully aided, abetted and assisted in the falsification of books, records, and accounts which, in reasonable detail, accurately and fairly reflected the transactions and disposition of the assets of Schnitzer Steel, to wit: SSI KOREA aided, abetted and assisted Schnitzer Steel in failing to accurately reflect in its books and records a payment of $5,894.50 to a manager of Baosteel, a government-owned steel production company in China, and improperly characterizing the payment on its books and records as a legitimate “commission” payment.

All in violation of Title 15, United States Code, Sections 78m(b)(2)(A), 78m(b)(5) and 78ff, and Title 18, United States Code Section 2.

/s/ STEVEN A. TYRRELL
Steven A. Tyrrell
Acting United States Attorney

/s/ MARK F. MENDELSOHN
By: MARK F. MENDELSOHN
Deputy Chief, Fraud Section
Criminal Division
U.S. Department of Justice

/s/ DEBORAH L. GRAMICCIONI
By: DEBORAH L. GRAMICCIONI
Assistant Chief, Fraud Section
Criminal Division
U.S. Department of Justice

/s/ KATHLEEN McGOVERN
By: KATHLEEN McGOVERN
Trial Attorney, Fraud Section
Criminal Division
U.S. Department of Justice